SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 16, 2002



                      FORTUNE NATURAL RESOURCES CORPORATION
                      -------------------------------------
             (Exact name of Registrant as specified in its charter)



            Delaware                1-12334                 95-4114732
            --------                -------                 ----------
  (State or other jurisdiction    (Commission             (IRS Employer
       of incorporation)          File Number)          Identification No.)



               515 W. Greens Road, Suite 720, Houston, Texas 77067
           -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (281) 872-1170 Registrant's telecopier number, including area code: (281) 872-1213



                                       N/A
                 ----------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Items

      AUGUST 16, 2002 - HOUSTON, TEXAS - FORTUNE NATURAL RESOURCES CORPORATION (NASDAQ OTC BB SYMBOL: FPXA) today announced that the first prospect drilled in its Texas Onshore Exploration Program making use of a major energy company's seismic database was logged last evening as a discovery. The Yarrow Prospect well encountered approximately 15 feet of pay in the well's principle objective zone. Completion operations have begun. Fortune has a 25% working interest in the well. Fortune's share of the prospect leasing and drilling costs were approximately $70,000, which were prepaid by the Company. In order to fund its additional estimated $36,000 share of completion costs, certain members of its board of directors lent the Company the $36,000 on a bridge loan basis consistent with the terms of bridge loans provided by the directors earlier in the year.

Texas Onshore Exploration Program Update
----------------------------------------

      As Fortune previously announced on February 20, 2002, it has acquired a 25% working interest and a co-operating position in a large-scale onshore oil and gas exploration and development program in Texas (the "Program"). The Program makes use of an approximate 48,000 mile major energy company's seismic database covering East Texas, the Texas Gulf Coast and South Texas that has not been previously available to the industry. Fortune and its partners have been reprocessing the data with the latest state of the art technology and processing techniques to significantly enhance the data.

      Originally, Fortune announced that it anticipated a minimum of 50 drillable prospects would be identified from 250 prospect leads after 100% of the seismic data had been reprocessed and interpreted (reprocessing is expected to be completed by September 2003). With approximately 25% of the seismic data fully reviewed, over 50 new prospects have already been identified. Fortune anticipates additional prospects will be identified with similar characteristics as reprocessing and review continues on the balance of approximately 75% of the seismic data.

      Once completion operations are completed on the Yarrow Prospect well, the same rig will be moved to Fortune's Curly Duck Prospect to commence drilling next week.

Executives' Remarks
-------------------

      "We continue to be very pleased with the progress of our new Exploration Program, especially now that we have entered the drilling phase. The quality and quantity of the prospects identified so far have exceeded our expectations for the program and support our feeling that this is truly a unique opportunity in our industry, especially for a company of Fortune's size. It is very satisfying to see the first prospect match our geologic and geophysical evaluation," stated Ronald P. Nowak, Fortune's President and Chief Operating Officer.

      "While times have been very difficult, we hope this is the first of many successes on the prospects we are generating from the data. Our board has again stepped up and assisted the Company with a financing to assist during these difficult times in the capital markets," said Tyrone J. Fairbanks, Fortune's Chairman and Chief Executive Officer.


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

      FORTUNE NATURAL RESOURCES CORPORATION is an independent oil and gas exploration and production company with its principal properties located onshore and offshore Louisiana and Texas. Certain statements in this news release regarding future expectations and plans may be regarded as "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. They are subject to various risks, such as operating hazards, drilling risks, and other uncertainties inherent in the business of exploring for, developing and producing oil and gas which may be beyond Fortune's control. For a discussion of the contingencies and uncertainties affecting future events and forward-looking statements, see Fortune's Annual Report on Form 10-KSB for the year ended December 31, 2001 and its quarterly reports on Form 10-QSB for the periods ended March 31, 2002 and June 30, 2002, as well as other filings with the Securities and Exchange Commission. There can be no assurance that Fortune will be successful in meeting its expectations.

                                  ************

                                           Company Contact:  Tyrone J. Fairbanks
                                                                Chairman and CEO
                                                                 (281)  872-1170
                                                     investor@fortunenatural.com


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Item 7.  Financial Statements and Exhibits


         None

                                    SIGNATURE
                                    ---------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   FORTUNE NATURAL RESOURCES CORPORATION



                                   By:  /s/ Tyrone J. Fairbanks
                                        -------------------------------------
                                        Tyrone J. Fairbanks
                                        Chairman and Chief Executive Officer



Date:  August 16, 2002


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